UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2010

WEBSENSE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-30093	#51-0380839
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10240 Sorrento Valley Road, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 320-8000

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Websense, Inc. (the “Company”) was held on June 8, 2010. The Company previously filed with the Securities and Exchange Commission the proxy statement which describes in detail each of the two proposals submitted to the Company’s stockholders at the meeting. The final results for the votes cast with respect to each proposal are set forth below.

Proposal 1: Election of Directors

Our stockholders elected each of the five directors nominated by our Board of Directors to serve until the next annual meeting and until their successors are duly elected and qualified. The tabulation of votes on this matter was as follows:

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
John B. Carrington	35,749,572	758,047	3,824,858
Bruce T. Coleman	26,375,115	10,132,504	3,824,858
Gene Hodges	35,746,487	761,132	3,824,858
John F. Schaefer	31,810,563	4,697,056	3,824,858
Gary E. Sutton	22,718,571	13,789,048	3,824,858

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm

Our stockholders ratified the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. The tabulation of votes on this matter was as follows: 39,628,813 votes for; 694,002 votes against; 9,662 abstentions; and 0 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSENSE, INC.

Date: June 9, 2010	/S/ ARTHUR S. LOCKE III
Arthur S. Locke III
Sr. Vice President and Chief Financial Officer (principal financial and accounting officer)